                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. )


   Filed by the registrant  __X__
   Filed by a party other than the registrant  ____

   Check the appropriate box:

   __X_ Preliminary proxy statement        ____ Confidential, For Use of the
   ____ Definitive proxy statement              Commission Only (as
   ____ Definitive additional materials         permitted by Rule 14a-6(e)(2))
   ____ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WINSTAR COMMUNICATIONS, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

   _X_  No fee required.

   ___  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transactions applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   ____ Fee paid previously with preliminary materials:

        -----------------------------------------------------------------------

   ____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

        -----------------------------------------------------------------------

   (2)  Form, schedule or Registration Statement no.:

        -----------------------------------------------------------------------

   (3)  Filing party:

        -----------------------------------------------------------------------
   (4)  Date filed:

        -----------------------------------------------------------------------

                          WINSTAR COMMUNICATIONS, INC.
                                 230 Park Avenue
                            New York, New York 10169

                           ------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             --------------------

                                 TO BE HELD ON
                                 JUNE 10, 1998

                              --------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Meeting") of WinStar Communications, Inc. ("Company") will be held at the Intercontinental Hotel, 111 East 48th Street, New York, New York 10017, on Wednesday, June 10, 1998, at 10:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:


             (i) To elect two Class I Directors, to serve for the ensuing three-year period and until their respective successors are elected and qualified;

             (ii) To approve an amendment to the Company's 1995 Performance Equity Plan to increase the number of shares of Common Stock available for issuance upon exercise of options and other awards granted or which may be granted thereunder;

             (iii) To approve the adoption of the WinStar Communications, Inc. Qualified Employee Stock Purchase Plan and, in connection therewith, to amend a provision of the Company's by-laws; and

             (iv) To transact such other business as may properly come before the Meeting and any and all adjournments thereof.

         The transfer books will not be closed for the Meeting. The Board of Directors has fixed the close of business on April 30, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

         You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the Meeting and your cooperation in this respect is appreciated. You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the Meeting.


                                             By Order of the Board of Directors,
                                             Timothy R. Graham
                                             Secretary

New York, New York
May [8], 1998

                         WINSTAR COMMUNICATIONS, INC.

                                ---------------
                                PROXY STATEMENT
                                ---------------


                             GENERAL INFORMATION

         This Proxy Statement is furnished to stockholders of WinStar Communications, Inc. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company (the "Board") for use in voting at the Annual Meeting of Stockholders ("Meeting") to be held at the Intercontinental Hotel, 111 East 48th Street, New York, New York 10017, on Wednesday, June 10, 1998, at 10:00 a.m., and at any and all adjournments thereof.

         The Company's executive offices are located at 230 Park Avenue, New York, New York 10169. On or about May [8], 1997, this Proxy Statement and the accompanying form of proxy, together with a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, are being mailed to each stockholder of record at the close of business on April 30, 1998.

Record Date and Outstanding Shares

         The Board has fixed the close of business on April 30, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Meeting or any and all adjournments thereof. As of April 30, 1998, the Company has issued and outstanding ____________ shares of Common Stock and 3,969,122 shares of Series A Preferred Stock ("Series A Stock"), comprising all of the Company's issued and outstanding voting stock (together, "Voting Stock"). Each holder of Voting Stock of the Company will be entitled to one vote for each share of Voting Stock.

Solicitation and Revocation

         Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees listed below under Proposal I, "FOR" the approval of the amendment to the 1995 Performance Equity Plan ("1995 Equity Plan") described below under Proposal II, "FOR" the approval of the adoption of the WinStar Communications, Inc. Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan") and an amendment to the Company's by-laws in connection therewith described below under Proposal III and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof. In the event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

Quorum

         The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted ("stockholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker nonvote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either stockholder withholding or broker nonvote) will not be considered shares present and entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that such shares are not being voted on any matter at the Meeting, in which case such shares will not be counted for purposes of determining the presence of a quorum.

Voting

         Under Proposal I, the Class I Directors will be elected by a plurality of the votes cast at the Meeting with respect to the election of directors. "Plurality" means that the two nominees who receive the highest number of votes will be elected as the Class I Directors of the Company for the ensuing three-year period. Consequently, any shares not voted "FOR" the nominee (because of either stockholder withholding or broker nonvote), will not be counted in such nominee's favor.

         Proposal II, the amendment to the 1995 Equity Plan, must be approved by the affirmative vote of a majority of the votes cast at the Meeting. Proposal III, the adoption of the Stock Purchase Plan and an amendment to the Company's by-laws in connection therewith, must be approved by the affirmative vote of a majority of the outstanding shares of Voting Stock entitled to vote at the Meeting. Abstentions from voting with respect to Proposal II or Proposal III are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the Meeting but not entitled to vote on Proposal II or Proposal III (because of either stockholder withholding or broker nonvote) are not deemed "votes cast" with respect to Proposal II and therefore will have no effect on such vote, but are counted as "votes cast" with respect to Proposal III and will have the same effect as a vote against such proposal.

Security Ownership of Certain Beneficial Owners and Management


         The table and accompanying footnotes on the following pages set forth certain information as of April 30, 1998 with respect to the common stock ownership of (i) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) the Company's Chief Executive Officer and each of the Company's next four most highly compensated executive officers whose individual compensation exceeded $100,000 in the year ended December 31, 1997 (the "named executive officers"), and (iv) all directors and executive officers of the Company as a group (in each case, based upon information furnished by such persons). Shares of Common Stock issuable upon exercise of options which are currently exercisable or exercisable within 60 days of the date of the record date for the Meeting have been included in the following table. The percentages set forth on this table do not give effect to the outstanding Series A Stock.


                                                  Number of Shares         Percent
  Name and Address of Beneficial Owner           Beneficially Owned   Beneficially Owned
  ------------------------------------           ------------------   ------------------
  William J. Rouhana, Jr. (1)                           1,923,840(2)         5.04

  Nathan Kantor (1)                                     1,044,269(3)         2.74

  Steven G. Chrust (1)                                    608,667(4)         1.61

  Timothy R. Graham (1)                                   445,853(5)         1.19

  Charles T. Dickson (1)                                        0(6)          -

  Steven B. Magyar
  Two Pine Point
  Lloyd Harbor, New York 11742                             69,206(7)          *

  William J. vanden Heuvel
  812 Park Avenue
  New York, New York 10021                                 97,500(8)          *

  Bert Wasserman
  126 East 56th Street
  New York, New York 10022                                100,000(9)          *

  James I. Cash
  Harvard University
  Graduate School of Business Administration
  Baker Library 187, Soldiers Field Road
  Boston, Massachusetts 02163                             40,000(10)          *


  All Directors and Executive
  Officers as a Group (9 persons)                      4,329,335(11)        10.77

------------------

*    Less than 1%.

         (1) The address of this person is c/o WinStar Communications, Inc., 230 Park Avenue, New York, New York 10169.

         (2) Includes 986,667 shares of Common Stock issuable upon exercise of certain options. Does not include (i) 58,333 shares of Common Stock issuable upon exercise of options which become exercisable in July 1998, (ii) 75,000 shares of Common Stock issuable upon exercise of options which become exercisable in three equal annual installments commencing in April 1999 and
(iii) 600,000 shares of Common Stock issuable upon exercise of options which become exercisable in two equal annual installments in March 1999 and 2000. Mr. Rouhana has agreed that, during the term of Nathan Kantor's employment agreement with the Company, he would vote all shares of Common Stock he controls in favor of Mr. Kantor as a director of the Company.

         (3) Includes 948,697 shares of Common Stock issuable upon exercise of certain options. Does not include (i) 116,667 shares of Common Stock issuable upon exercise of other options which become exercisable in September 1998,
(ii) 33,333 shares of Common Stock issuable upon exercise of options which become exercisable in August 1998 or (iii) 30,000 shares of Common Stock issuable upon exercise of options which become exercisable in three equal annual installments commencing in April 1999.

         (4) Includes (i) 12,000 shares of Common Stock owned by the pension plan for SGC Advisory Services, Inc., a money management services firm specializing in the telecommunications and technology sectors, of which Mr. Chrust is President and owner ("SGC"), and (ii) 538,667 shares of Common Stock issuable upon exercise of certain options owned by Mr. Chrust, SGC and members of his family. Does not include (A) 247,000 shares of Common Stock issuable upon exercise of other options which become exercisable in two equal annual installments commencing in January 1999, (B) 33,333 shares of Common Stock issuable upon exercise of other options which become exercisable in July 1998 or (C) 21,000 shares of Common Stock issuable upon exercise of options which become exercisable in three equal annual installments commencing in April 1999.

         (5) Includes 220,000 shares of Common Stock issuable upon exercise of certain options. Does not include 15,000 shares of Common Stock issuable upon exercise of options which become exercisable in three equal annual installments commencing in April 1999.


         (6) Does not include 250,000 shares of Common Stock issuable upon exercise of options exercisable in five equal annual installments commencing in December 1998.

         (7) Includes (i) 1,000 shares of Common Stock owned by Mr. Magyar's spouse, over which Mr. Magyar disclaims beneficial ownership, (ii) 1,670 shares of Common Stock owned by benefit plans of which Mr. Magyar is the sole trustee and primary beneficiary, and (iii) 50,000 shares of Common Stock issuable upon exercise of certain options.

         (8) Includes 90,000 shares of Common Stock issuable upon exercise of certain options. Also includes 500 shares owned by Mr. vanden Heuvel's spouse, as to which he disclaims beneficial ownership.

         (9) Includes 90,000 shares of Common Stock issuable upon exercise of certain options.

         (10) Represents 40,000 shares of Common Stock issuable upon exercise of certain options. Does not include 20,000 shares of Common Stock issuable upon exercise of options which become exercisable in January 1999.

         (11) Includes shares referred to as being included in notes (2) through (10). Excludes shares referred to in such notes as being excluded.

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all filings under Section 16(a) were made as required.

                   PROPOSAL I: ELECTION OF CLASS I DIRECTORS

         The Board is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of office of the first class of directors (Class I), presently consisting of Steven G. Chrust and James I. Cash1, will expire at the Meeting, the term of office of the second class of directors (Class II), presently consisting of Bert W. Wasserman and Nathan Kantor, will expire in 1999, and the term of office of the third class of directors (Class
III), presently consisting of William J. Rouhana, Jr., William J. vanden Heuvel and Steven B. Magyar, will expire in 2000. In each case, each director will hold office until the next annual meeting of stockholders at which his class of directors is to be elected, or until his successor is duly qualified and appointed. The Company's by-laws provide that, until August 1999, a majority of the members of the Board will be independent directors.


Information Concerning Nominees

         Two persons will be elected at the Meeting to serve as Class I Directors for a term of three years. The Board has nominated Steven G. Chrust and James I. Cash, the incumbent Class I Directors, as the candidates for election. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" the election of these candidates. In case either of these nominees becomes unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment. The following information was furnished by the nominees:

                               Class I Directors

         Steven G. Chrust, 48, has been a director of the Company since January 1994 and has been employed by the Company as its Vice Chairman of the Board since January 1995, in which capacity he is responsible for strategic planning, financing and corporate development. Mr. Chrust is also currently Chairman of ALTS, the trade organization of alternative local exchange carriers. He has been the President of SGC Advisory Services, Inc., a discretionary money-management services firm specializing in the telecommunications and technology sector, since he founded it in October 1992. From August 1987 to September 1992, Mr. Chrust was a director of AMNEX, Inc., an operator services long distance company, and served as its Chairman of the Board, Chief Executive Officer and President between October 1990 and October 1992. From August 1985 through December 1989, Mr. Chrust was the Executive Vice President of Executone Information Systems, Inc., a telecommunications equipment company. Mr. Chrust was Director of Technology Research and a stockholder of Sanford C. Bernstein & Co., Inc., a Wall Street investment firm, where he was ranked in the top tier of telecommunications analysts for more than ten years and as the first-ranked analyst in that sector for five consecutive years. He was associated with Sanford C. Bernstein & Co., Inc., from 1970 through 1985. From November 1993 until February 1996, Mr. Chrust was a director of American Communications Services, Inc., a fiber optic-based competitive access provider. Mr. Chrust is a graduate of Baruch College.

         James I. Cash, 50, has been a director of the Company since January 1997. Professor Cash has been a member of the faculty of Harvard Business School since 1976, having taught in its Masters of Business Administration, Management Development and Advanced Management programs. Professor Cash currently serves as a trustee for Massachusetts General Hospital and the Massachusetts Computer Software Council, overseer for The Gardner Museum and the Boston Museum of Science, and is a member of the Board of Directors of Cambridge Technology Partners, The Chubb Corporation, General Electric Company, Knight-Ridder, Inc., State Street Bank and Trust

---------------------------
(1) Following the rignation of two of the Company's Class I directors during 1997, the Board re-classified Professor Cash as a Class I director

Company and Tandy Corporation. Professor Cash has authored numerous articles and several books on topics related to information technology and corporate management and structure and writes a regular column for Information Week magazine. Professor Cash is a graduate of Texas Christian University, Purdue University's Graduate School of Mathematical Sciences and Purdue University's Krannert Graduate School of Management.

                   The Board of Directors recommends voting
                       "FOR" each of the above Nominees.

Information Concerning Other Directors and Executive Officers

                              Class II Directors

         Nathan Kantor, 55, has been a director of the Company since October 1994 and President and Chief Operating Officer of the Company since September 1995. Since its formation in November 1990, Mr. Kantor had been the President of ITC Group, Inc. ("ITC"), a company which specializes in the development of emerging competitive telecommunications companies. Mr. Kantor, through ITC, coordinated all of the Company's telecommunications operations from June 1994 to September 1995 when he became President and Chief Operating Officer of the Company, at which time services provided by ITC to the Company ceased. Mr. Kantor also is currently the Chairman of the Board and Chief Executive Officer of Image Telecommunications Corp., a company involved in the development of information and video servers. From January 1985 to December 1990, he was President of MCI Telecommunications Corporation (Northeast Division). Mr. Kantor was a founder of MCI International, Inc., and served as its President and Chief Operating Officer from its founding in July 1982 to December 1984. From 1972 to 1982, Mr. Kantor held a number of senior management positions with MCI Communications, including Vice President of National Operations. Mr. Kantor is a graduate of Florida State University and the United States Military Academy at West Point.

         Bert Wasserman, 65, has been a director of the Company since June 1995. Mr. Wasserman was Executive Vice President and Chief Financial Officer of Time Warner, Inc. ("Time Warner") from January 1990 to December 1994 and was also a director of Time Warner from January 1990 to March 1993. Mr. Wasserman was a member of the Office of the President and was also a director of Warner Communications, Inc. ("Warner Communications"), from 1981 to 1990, when that company merged with Time Warner, and had served Warner Communications in various capacities beginning in 1966. Mr. Wasserman serves as a member of various boards, including: several investment companies in the Dreyfus Family of Funds; Lillian Vernon Corp., a catalog seller of home products; Mountasia Entertainment International, Inc., an operator of family recreation centers; The New German Fund, a New York Stock Exchange listed mutual fund operated by Deutsche Bank AG; and IDT Corp., a provider of telecommunications services, including Internet access and long distance services. Mr. Wasserman also served as a director on the Chemical Bank National Advisory Board until Chemical Bank merged with Chase Manhattan Bank in March 1996. He is a graduate of Baruch College and Brooklyn Law School.

                              Class III Directors


         William J. Rouhana, Jr., 45, has been a director of the Company since its inception, its Chairman of the Board since February 1991, and its Chief Executive Officer since May 1994. Mr. Rouhana was President and Chief
Executive Officer of WinStar Companies, Inc., a merchant banking firm which focused on media and telecommunications investments ("WinStar Companies"), and its affiliates from 1983 until November 1995. Through WinStar Companies, he served, from August 1987 to February 1989, as Vice Chairman of the Board and Chief Operating Officer of Management Company Entertainment Group, Inc., a diversified distributor of entertainment products and, thereafter, as its Vice Chairman of the Board until May 1990. Mr. Rouhana was in private legal practice from 1977 to 1984, specializing in the financing of entities involved in the development of entertainment products and information services. Mr. Rouhana was Vice Chairman of the Board of Governors of the United Nations Association through 1997 and is a member of the Board of Directors of Business Executives for National Security. He is a Phi Beta Kappa graduate of Colby College, a Thomas J. Watson Fellow (1972-1973) and a graduate of Georgetown University School of Law.

         Steven B. Magyar, 49, has been a director of the Company since June 1993. Since May 1994, Mr. Magyar has been operating a private business he owns which specializes in financial services for high net worth individuals and business owners. From 1989 to May 1994, Mr. Magyar was a regional vice president of CIGNA Insurance Co. and during the preceding fifteen years held various sales and sales management positions with CIGNA. Mr. Magyar has served on CIGNA's strategic business development committee and has been a guest lecturer at New York University. Mr. Magyar also is a Certified Life Underwriter and Chartered Financial Consultant with the American College of Insurance. Mr. Magyar is a member of the General Agents and Managers Association, the National Association of Underwriters and the American Society of CLU and ChFC. Mr. Magyar is a graduate of Colby College.

         William J. vanden Heuvel, 67, has been a director of the Company since June 1995. Since 1984, he has served as Senior Advisor to Allen & Co., an investment banking firm, as well as counsel to the law firm Stroock & Stroock & Lavan. He served as a director of Time Warner from 1981 to 1993 and currently is a director of Zemex Corp., a New York Stock Exchange listed company engaged in the mining and exploitation of industrial minerals. Ambassador vanden Heuvel also has been a member of the IRC Group, a Washington D.C.-based consulting group made up of former United States ambassadors, since 1981. He has been Chairman of the Board of Governors of the United Nations Association since 1993. From 1979 to 1981, Ambassador vanden Heuvel served as United States Deputy Permanent Representative to the United Nations. From 1977 to 1979, he served as United States Ambassador to the European Office of the United Nations and various other international organizations. He was Special Assistant to United States Attorney General Robert F. Kennedy from 1961 to 1964. Ambassador vanden Heuvel is a graduate of Deep Springs College, Cornell University and Cornell Law School.

                           Other Executive Officers


         Timothy R. Graham, 48, has served as Executive Vice President of the Company since October 1994. From October 1990 through September 1994, Mr. Graham was engaged in the private practice of law and served in various capacities with National Capital Management Corporation, a company engaged through its subsidiaries in various businesses, including the ownership of real estate rental properties, industrial manufacturing and insurance matters, including as Corporate Secretary and as President of its primary real estate and insurance subsidiaries. During that period, Mr. Graham also acted in various capacities for WinStar Services, Inc., a wholly owned subsidiary of WinStar Companies. Prior to 1990, Mr. Graham was a partner in the law firm of Nixon, Hargrave, Devans & Doyle, specializing in corporate finance, regulatory and business law. Mr. Graham was a Securities Law Editor of Barrister magazine, an American Bar Association publication, from 1985 to 1986 and has authored a number of publications, including "Public Offerings in the United States by Foreign Companies" and "Financing of Foreign Companies through United States Securities Markets." Mr. Graham also is a member of the Board of Advisors of the Instructional Television Station of the Archdiocese of New York. Mr. Graham is a graduate of Fordham Law School and the Georgetown University School of Foreign Service.

         Charles T. Dickson, 43, has served as Executive Vice President and Chief Financial Officer of the Company since December 1997. For the preceding four years, Mr. Dickson served as Chief Financial Officer of General Instrument Corporation. From 1984 to 1993, Mr. Dickson held numerous positions at MCI Communications Corp., including Vice President, Finance and Administration, for the

National Accounts Division. From 1979 to 1984, Mr. Dickson was a consultant with ICF, Inc. providing financial analysis to clients in the energy and telecommunications industries. Mr. Dickson is a Phi Beta Kappa graduate of Clark University and received a masters degree in public policy from the University of California at Berkley.

Board Meetings, Committees and Compensation

         The Board met 15 times during the year ended December 31, 1997. During the year ended December 31, 1997, each director attended seventy-five percent or more of the meetings held during such time as he was a director.

         The Board currently maintains a standing Audit Committee, Compensation Committee and Nominating Committee. Additionally, from time to time, the Board establishes special committees for specific purposes. The membership of the standing committees is as follows, with the committee chairman listed first:

          Audit Committee                   Compensation Committee               Nominating Committee
------------------------------------- ----------------------------------- -----------------------------------
           Bert Wasserman                      Steven B. Magyar                 William J. vanden Heuvel

          Steven B. Magyar                  William J. vanden Heuvel                Steven B. Magyar
           James I. Cash                        James I. Cash                   William J. Rouhana, Jr.
      William J. Rouhana, Jr.              William J. Rouhana, Jr.


         The Board's Audit Committee met twice during the year ended December 31, 1997. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, (i) recommending to the Board the appointment of independent accountants; (ii) reviewing the timing, scope and results of the independent accountants' audit examination and the related fees; (iii) reviewing periodic comments and recommendations by the Company's independent accountants and the Company's response thereto; (iv) reviewing the scope and adequacy of internal accounting controls and internal auditing activities; and (v) making recommendations to the Board with respect to significant changes in accounting policies and procedures. The Company's by-laws provide that a majority of the members of this Committee must be independent directors.

         The Board's Compensation Committee met seven times during the year ended December 31, 1997. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, (i) reviewing and recommending to the Board the salaries, compensation and benefits of the executive officers and key employees of the Company, (ii) reviewing any related party transactions on an ongoing basis for potential conflicts of interest and (iii) administering the Company's stock option and other employee compensation plans. The Company's by-laws provide that a majority of the members of this Committee must be independent directors and that, absent approval of a majority of the independent members of the Compensation Committee, the Company will not enter into any material transaction with any director or affiliate of any director of the Company.

         The Board's Nominating Committee met once during the year ended December 31, 1997. The responsibilities of the Nominating Committee include, in addition to such other duties as the Board may specify, considering and recommending to the Board nominees for directors.

         The Company pays each outside director $500 for his attendance at each meeting of a committee of which he is a member and $1,000 for his attendance at each meeting of the Board. In addition, on January 13th of each year during the term of the Company's 1992 Performance Equity Plan (the "1992 Equity Plan"), assuming there are enough shares then available for grant under the 1992 Equity Plan, each person who is then a director of the Company is awarded stock options to purchase 10,000 shares of the Company's Common Stock at the fair market value thereof (as determined in the accordance with the 1992 Equity Plan), all of which options are immediately exercisable as of the date of grant and have a term of ten years.

Executive Compensation


         The following table shows the compensation for the years ended December 31, 1997 and 1996 and the ten month period ended December 31, 1995, earned by (i) William J. Rouhana, Jr., the Chairman and Chief Executive Officer of the Company, (ii) Steven G. Chrust, Nathan Kantor and Timothy R. Graham, the next most highly compensated executive officers of the Company whose individual compensation exceeded $100,000 during the year ended December 31, 1997, (iii) Fredric E. von Stange, the Company's former Executive Vice President and Chief Financial Officer, whose individual compensation exceeded $100,000 during the year ended December 31, 1997, and (iv) Charles T. Dickson, the Company's current Executive Vice President and Chief Financial Officer whose employment with the Company commenced in December 1997.


                                         SUMMARY COMPENSATION TABLE
------------------------------------------ ------------ ----------------------- ----------------------------
                                                                Annual            Long Term Compensation
                                                             Compensation
                                                        ----------- ----------- ------------ ---------------
                                                                                Restricted
                                             Fiscal       Salary      Bonus        Stock        Options
       Name and principal position           Year(1)       ($)       ($) (2)     Awards($)     (# Shares)
------------------------------------------ ------------ ----------- ----------- ------------ ---------------
William J. Rouhana, Jr.                     12/31/97       483,658     500,000       --          10,000(4)(5)
 Chairman of the Board and                  12/31/96       410,076     400,000       --         135,000(2)(5)
 Chief Executive Officer                    12/31/95       266,250     575,000       --         460,000(3)(5)
------------------------------------------ ------------ ----------- ----------- ------------ ---------------

Steven G. Chrust                            12/31/97       336,924     225,000       --          10,000(5)
 Vice Chairman of the Board                 12/31/96       317,809     225,000       --          45,000(2)(5)
                                            12/31/95       275,652     225,000       --          10,000(5)
 ------------------------------------------ ------------ ----------- ----------- ------------ ---------------

Nathan Kantor                               12/31/97       448,085     450,000       --          10,000(5)
 President and Chief Operating Officer      12/31/96       370,769     300,000       --          60,000(2)(5)
                                            12/31/95        99,692(6)  342,500(6) 1,237,500     710,000(5)(7)
------------------------------------------ ------------ ----------- ----------- ------------ ---------------

Timothy R. Graham                           12/31/97       225,000     225,000       --               0
 Executive Vice President                   12/31/96       217,788     125,000       --          25,000(2)
                                            12/31/95       158,654      75,000       --          50,000(3)

------------------------------------------ ------------ ----------- ----------- ------------ ---------------

Charles T. Dickson (8)                      12/31/97        11,923      30,000       --         250,000(8)
 Executive Vice                             12/31/96            --          --       --             --
President                                   12/31/95            --          --       --             --
and Chief Financial Officer
------------------------------------------ ------------ ----------- ----------- ------------ ---------------

Fredric E. von Stange(9)                    12/31/97       313,462     132,000       --          31,875(5)

                                            12/31/96       260,711     150,000       --          35,000(2)(5)
                                            12/31/95       187,692     200,000       --         235,000(3)(5)
------------------------------------------ ------------ ----------- ----------- ------------ ---------------

------------------------------

(1) Represents ten-month period with respect to information for the period ended December 31, 1995.

(2) Represents bonuses paid or stock options granted as compensation for the year indicated, the payment or grant of which was made in the subsequent calendar year.

(3) Represents options to purchase shares of Common Stock granted pursuant to the terms of the holder's employment agreement in effect for such year. See "Employment Agreements and Termination of Employment Arrangements."

(4) Does not include options granted to Mr. Rouhana in 1998 in connection with the renewal of his employment agreement. See "Employment Agreements and Termination of Employment Arrangements."

(5) Includes or represents options to purchase 10,000 shares of Common Stock granted annually to directors of the Company under the 1992 Equity Plan. See "Stock Option Plans."

(6) Mr. Kantor became an employee of the Company in September 1995. Accordingly, he was paid only a portion of his annual salary during the ten months ended December 31, 1995. See "Employment Agreements and Termination of Employment Arrangements." In addition, for the ten months ended December 31, 1995, the Company paid $1,046,084 to ITC Group, Inc., a consulting firm of which Mr. Kantor was the President and principal stockholder, for services rendered during that period, including providing the Company the services of up to 12 consultants at any given time,.

(7) Represents options granted under the terms of Mr. Kantor's employment agreement. See "Employment Agreements and Termination of Employment Arrangements."

(8) Mr. Dickson's employment with the Company commenced on December 1, 1997. On that date, he was granted options to purchase 250,000 shares of the Company's Common Stock at an exercise price of $17 per share. These options vest in five equal annual installments commencing December 1, 1998 and have a term extending five years from the date of vesting.

(8) Mr. von Stange resigned as Executive Vice President, Chief Financial Officer and director of the Company effective November 14, 1997.

         The Company cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to its employees, or the extent to which benefits are personal rather than business. The Company has concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to each individual named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individual, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         This Report is made by the Compensation Committee of the Board of Directors of the Company (as used in this Report, the "Committee"), which is the committee charged with establishing and administering the policies and plans which govern compensation for executive officers, including the named executive officers listed in the compensation tables in this Proxy Statement. The Committee consists of three non-employee directors and the Chief Executive Officer. The Committee's decisions and recommendations regarding the Chief Executive Officer are made solely by the non-employee members of the Committee.

Executive Compensation Policies And Objectives

         The Committee evaluates the compensation levels of senior management and evaluates the various factors affecting compensation of the Company's highest paid officers. The Committee believes that compensation to the Company's executive officers should be designed to encourage and reward management's efforts to establish and strengthen the Company's business and to create added value for stockholders. Such a compensation program helps to achieve the Company's business and financial objectives and also provides incentives needed to attract and retain the highly qualified executives and other personnel needed for it to achieve its goals of rapidly developing and expanding its telecommunications and other businesses and to successfully operate in a competitive marketplace. The Committee also attributes a substantial portion of each executive officer's compensation to the performance of the Company and the particular contribution made by such officer to the Company's achievement of its goals.

         The Committee's executive compensation objectives are (1) to ensure competitive levels of compensation that enable the Company to attract, retain and motivate executives of outstanding ability and character to lead the Company successfully in its highly competitive industry characterized by rapid technological change, innovation and significant capital investment requirements; (2) to tie a meaningful portion of compensation to the achievement of improved long term stockholder value and other business objectives; and (3) to provide equity-based long term incentives that directly link the compensation of executives to appreciation in the Common Stock and align the financial interests of the executives with those of the Company's stockholders.

         The Committee reviewed many operational and strategic factors in evaluating the Company's performance in 1997. Key factors considered were: (1) revenue growth in core businesses, including (A) local, long distance and wholesale telecommunications services and (B) information and entertainment content and services (i.e., new media); (2) the quality of revenues generated, including the development of recurrent revenue streams in the telecommunications divisions through customer development and in the new media division through strategic purchases and the development of internal projects;
(3) the development of the competitive local exchange carrier (CLEC) business, including such critical elements as (A) the rollout of the switched CLEC business in 16 markets in 1997, including the development of sales and support teams in each of those markets, (B) the development of network and management systems to manage and control the accelerated development and growth of the Company, (C) the acquisition of substantial additional roof rights and (D) the successful integration of the switches and other assets acquired from US One Communications into the Company's network; (4) the growth of the Company's workforce from approximately 800 to 1,500 employees in 1997; (5) the high quality of the management team assembled to execute the Company's business plan; and (6) the successful planning for the Company's future growth through the consummation of financing arrangements and the identification of key acquisition targets. The Committee believes that the Company appropriately awarded its executive officers for their short and long term efforts.

Executive Compensation Policy And Structure

         As shown in the Summary Compensation Table (the "Summary Table") included elsewhere in this Proxy Statement, the compensation of each of the Company's executive officers during the prior fiscal year generally consisted of three principal parts - a base salary, an incentive bonus and equity compensation, typically in the form of a stock option grant. As more fully described below, the bonus and equity components, if awarded, are discretionary, meaning that the total compensation of these executives depends upon several factors, including individual contribution and attainment of individual and business unit performance objectives; however, there is no specific weight given to each criterion and the Company is not obligated to provide equity incentives, bonuses or increased cash compensation at any time. In addition, executive officers are entitled to various benefits, including medical and other insurance coverage and a 401(k) plan generally available to all employees of the Company.

         Base Salary

         Base salaries are intended to compensate executives for their ongoing leadership skills and management responsibility and depend upon factors such as the executive's experience and capabilities and unique talents and strengths. Each of the Chief Executive Officer, the Vice Chairman and the Chief Operating Officer has an employment agreement with the Company under which their base salaries are set, subject to periodic review and adjustment to reflect among other things, changes in the duties and responsibilities of such officer, his contribution to the Company's achievements during the prior year and the salaries paid to executives performing similar functions at companies of similar size and complexity to the Company. The salaries of each of the above-named executive officers was increased in 1997 based upon the terms of their respective employment agreements and the Committee's review of such factors and the other factors relating to executive compensation levels described elsewhere in this Report. Base salaries of the Company's other officers are reviewed annually by the Company's senior executive officers based on the policies and objectives of the Committee described herein. The Committee reviews, but does not approve, the decisions regarding the salaries of such other executives.

         Bonus

         The incentive bonuses are dependent upon individual, business unit or division, and overall Company performance. For purposes of determining the bonuses, the Committee evaluates the achievement of goals set at the start of each fiscal year and compares the Company's performance in each year to the prior year.

         The 1997 bonus amounts shown on the Summary Table were awarded to the named executive officers based upon the officer's individual performance, including significant accomplishments and success in implementing the Company's development and expansion of its telecommunications and other business operations and the accelerated progress of the Company during 1997, including the identification and negotiation of key acquisition targets for the Company and the consummation of significant capital raising transactions.

         Stock Options

         The third principal component of compensation arises from the Company's grant of stock options under the Company's Stock Option Plans. The Committee believes that stock options serve as important long-term incentives for employees by encouraging their continued employment and commitment to the Company's performance. Accordingly, options become exercisable based on continued employment with the Company and generally remain exercisable for a period of five years after vesting. The Committee believes that stock options are an excellent means to align the interests of the Company's employees with those of its stockholders.

         The number of options granted is determined by the Committee and generally is based upon the same factors considered with respect to such officers' bonus compensation described above. In addition, the Committee strives to grant options at a level sufficient to provide a strong incentive for executive officers to work for the long-term success of the business. Option grants to other officers and employees are determined by senior management pursuant to an option grant program approved by the Committee. Under that program, employees are eligible for annual option grants, based upon their performance and the Company's performance during the prior year, within a fixed range which varies depending upon the aggregate number of options approved by the Compensation Committee for annual grants, the performance of the Company and of the division in which the employee operates and the employee's position with the Company. Based upon these factors and the Committee's belief that the named executive officers and certain other senior officers already hold significant equity positions in the Company, the Committee determined to allocate the entire pool of stock options available for grant to employees with respect to 1997 compensation to executives and employees other than the named executive officers and such other senior officers.

         The Committee has reviewed the compensation of the Company's executive officers and has concluded that their compensation was reasonable in view of the Company's performance and the contribution of those officers to that performance.

Compensation of the Chief Executive Officer

         As a portion of his 1997 compensation, the Committee awarded Mr. Rouhana an incentive bonus of $500,000. This award was based on the committee's evaluation of his performance and the Company's achievements in 1997, in light of the foregoing performance goals, including that the company established a switched telecommunications network in 16 major metropolitan markets throughout the country and developed a broad range of high speed voice, data, and Internet services. In addition the Company has (A) accelerated the business plan through strategic acquisitions while maintaining significant operational growth, (B) continued to improve the quality and quantity of favorable capital market relationships which enabled the company to raise significant funding in 1997 and positioned the Company to raise substantial capital at favorable rates early in 1998, (C ) has added key talented and experienced management personnel who will help the Company continue to execute the accelerated business plan, and (D) succeeded in significant expansion of 38 GHz licenses and CLEC operations.

         Mr. Rouhana's prior three year employment contract with the Company expired on February 28, 1998. Beginning in December of 1997 the Committee met to evaluate Mr. Rouhana's performance to determine his eligibility for a new contract and the terms of a new contract. The Committee engaged the services of a compensation specialist to assist in a review of compensation arrangements of other CEOs of peer group companies. The Committee then factored in the unique elements of the Company's business plan and the expected impact Mr. Rouhana would have on the achievement of the Company's goals.

         On January 6, 1998, Mr. Rouhana and the Committee agreed to a new three year contract, effective March 1, 1998, pursuant to which Mr. Rouhana will continue to serve as the Company's Chairman of the Board and Chief

Executive Officer. The employment agreement provides for a minimum annual base salary of $537,500, with annual increases as agreed upon by the Company and Mr. Rouhana. The employment agreement also provides that Mr. Rouhana is eligible for an annual cash bonus, not to exceed 150% of his base salary then in effect, payable at the discretion of the Committee based upon such factors as (a) attraction and retention of key executive personnel, (b) the establishment of strategic direction and achievement of significant Company goals and Committee identified targets and (c) growth in stockholder value and enterprise value. As an inducement to enter into the new contract, Mr. Rouhana was granted: (i) immediately exercisable options to purchase 300,000 shares of Common Stock for $26 per share, the closing sale price of the Common Stock on the day immediately preceding the agreement date; (ii) options to purchase 300,000 shares of Common Stock which vest on January 6, 1999, of which 100,000 are exercisable at a price of $26 per share and 200,000 are exercisable at a price of $39 per share; and (iii) options to purchase 300,000 shares of Common Stock which vest on January 6, 2000, of which 100,000 are exercisable at a price of $26 per share and 200,000 are exercisable at a price of $52 per share. In making the decision regarding the grant of stock options, the Committee evaluated Mr. Rouhana's performance relative to the guidelines described above, the Company's achievements during the term of his prior contract, equity awards to the CEOs of comparable companies, and his critical leadership role in the Company's future success and the degree to which other companies have linked CEO compensation to stockholder returns. In addition the Committee used subjective criteria it deemed relevant in its reasonable business discretion, such as its opinions about the business environment and the particular challenges for the Company as well as the potential market for Mr. Rouhana's services. The Committee believes that the new contract and compensation package is in line with industry and market standards and appropriate in light of his past performance and the Company's aggressive plans for growth.

                   The Members of the Compensation Committee
                   -----------------------------------------

                          Steven B. Magyar, Chairman
                           William J. vanden Heuvel
                                 James I. Cash
                            William J. Rouhana, Jr.

                             OPTION GRANTS IN 1997

         The following table sets forth certain information concerning individual grants of stock options during 1997 to each of the named executive officers:


-------------------------------------------------------------------------------------- ------------------------
                                                                                        Potential Realizable
                                                                                          Value At Assumed
                                                                                        Annual Rates of Stock
                                  Individual Grants                                    Price Appreciation for
                                                                                             Option Term
-------------------- ------------- ----------------- --------------- ----------------- ------------ -----------


                      Number of       Percent of
                      Securities    Total Options
                      Underlying      Granted to
                       Options       Employees in     Exercise or
       Name          Granted (#)    Fiscal Year (%)   Base Price ($)  Expiration Date     5% ($)      10% ($)
-------------------- ------------- ----------------- --------------- ----------------- ------------ -----------
William J.                 10,000        0.26            16.75           1/12/07           105,339     266,951
Rouhana, Jr.              125,000        3.22            12.00            --(2)            510,143   1,157,341
Chairman of the           -------        ----                                              -------   ---------
Board and Chief           135,000        3.48                                              615,482   1,424,292
Executive Officer         =======        ====                                              =======   =========

-------------------- ------------- ----------------- --------------- ----------------- ------------ -----------

Steven G. Chrust           10,000        0.25            16.75           1/12/07           105,339     266,951
Vice Chairman of           35,000        0.90            12.00            --(2)            142,845     324,055
the Board                  ------        ----                                              -------     -------
                           45,000        1.15                                              278,184     591,006
                           ======        ====                                              =======     =======

-------------------- ------------- ----------------- --------------- ----------------- ------------ -----------

Nathan Kantor              10,000        0.26            16.75           1/12/07           105,339     266,951
President and Chief        50,000        1.29            12.00            --(2)            204,057     462,936
Operating Officer          ------        ----                                              -------     -------
                           60,000        1.55                                              309,396     729,887
                           ======        ====                                              =======     =======

-------------------- ------------- ----------------- --------------- ----------------- ------------ -----------

Timothy R. Graham          25,000        0.64            12.00            --(2)            102,028     231,468
Executive Vice
President

-------------------- ------------- ----------------- --------------- ----------------- ------------ -----------

Charles T. Dickson        250,000        6.44            17.00            --(1)          2,247,819   5,099,535
Executive Vice
President and Chief
Financial Officer
-------------------- ------------- ----------------- --------------- ----------------- ------------ -----------
                          10,000         0.26            16.75           1/12/07           105,339     266,951
Fredric E. von
Stange(3)                 25,000         0.64            12.00            --(2)            102,028     231,468
                          21,875         0.56            20.94            --(4)            288,038     729,946
-------------------- ------------- ----------------- --------------- ----------------- ------------ -----------
                          56,875         1.46                                              495,405   1,228,365
                     ============= =================                                   ============ ===========

------------------

(1) Reflects stock options granted to Mr. Dickson in connection with the commencement of his employment with the Company on December 1, 1997. These options vest in five equal annual installments commencing December 1, 1998 and have a term extending five years from the date of vesting.

(2) These options vest in five equal annual installments commencing March 14, 1997 and have a term extending five years from the date of vesting.

(3) Mr. von Stange resigned as Executive Vice President, Chief Financial Officer and director of the Company effective November 14, 1997.

(4) These options vest in five equal annual installments commencing October 6, 1998 and have a term extending five years from the date of vesting.

                    AGGREGATED OPTION EXERCISES IN 1997 AND
                         FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information concerning exercises of stock options during 1997 by each of the named executive officers and the fiscal year-end value of unexercised options held by such persons.


-------------------- ---------------- -------------- ----------------------------- ----------------------------
                                           Value          Number of Securities         Value of Unexercised
                         Shares          Realized        Underlying Unexercised       In-The-Money Options at
                        Acquired         ($'s in              Options At               Fiscal Year-End (1)
     Name             On Exercise (#)   thousands)         Fiscal Year-End (#)           ($'s in thousands)
-------------------- ---------------- -------------- -------------- -------------- ------------- --------------
                                                      Exercisable   Unexercisable  Exercisable   Unexercisable
                                                     -------------- -------------- ------------- --------------
William J.
Rouhana, Jr.                      --             --        626,666        183,334         9,594          4,597
Chairman of the
Board and Chief
Executive Officer

-------------------- ---------------- -------------- -------------- -------------- ------------- --------------

Steven G. Chrust (2)          60,000            489        531,667        308,333         8,432          4,732
Vice Chairman of
the Board
-------------------- ---------------- -------------- -------------- -------------- ------------- --------------

Nathan Kantor
President and Chief               --             --        918,699        199,999        14,007          2,858
Operating Officer
-------------------- ---------------- -------------- -------------- -------------- ------------- --------------

Timothy R. Graham             50,000            428        215,000         20,000         4,011            259
Executive Vice
President
-------------------- ---------------- -------------- -------------- -------------- ------------- --------------

Charles T. Dickson
Executive Vice                   --             --               0        250,000             0          1,984
President and Chief
Financial Officer
-------------------- ---------------- -------------- -------------- -------------- ------------- --------------

Fredric E. von
Stange                           --             --         345,209         36,666         5,674            366

-------------------- ---------------- -------------- -------------- -------------- ------------- --------------


------------------------


(1) Represents the difference between the aggregate market value at December 31, 1997 of the Common Stock underlying the options, based on a last sales price of $24.94 on that date, and the options' aggregate exercise price.

(2)  Includes options exercised and options owned by Mr. Chrust and SGC.

(3) Mr. von Stange resigned as Executive Vice President, Chief Financial Officer and director of the Company effective November 14, 1997.

                               PERFORMANCE GRAPH

         The following graph and table compare the five-year stockholder returns (from January 1993 through December 1997) of an investment in: (i) the Common Stock of the Company, (ii) the Nasdaq Telecommunications Index and
(iii) the Nasdaq Stock Market - US Index. The comparison assumes that $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the comparison groups and assumes reinvestment of dividends (though the Company paid no dividends on its Common Stock during such period).

                                   [GRAPH]


                        INDEXED RETURNS [12/31/91=100]

                           Investment      Return        Return        Return         Return         Return
                           Dec. 1992     Dec. 1993     Dec. 1994     Dec. 1995       Dec. 1996     Dec. 1997
                           ----------    ----------    ----------    ----------      ---------     ---------
WinStar
Communications, Inc.        $100.000      $172.414      $498.276      $944.828      $1,158.621     $1,375.862

Nasdaq
Telecommunications Index    $100.000      $154.193      $128.688      $168.513       $172.289       $255.067

Nasdaq Stock Market
- US Index                  $100.000      $114.790      $112.206      $158.688       $195.180       $239.567


Employment Agreements and Termination of Employment Arrangements

         William J. Rouhana, Jr. had served as Chairman of the Board and Chief Executive Officer of the Company from May 1994 to February 1995 through WinStar Services, an entity which had a management agreement with the Company. The management agreement was terminated on February 28, 1995 and Mr. Rouhana entered into a three-year employment agreement with the

Company to serve as its Chairman of the Board and Chief Executive Officer effective March 1, 1995. On January 6, 1998, Mr. Rouhana and the Company entered into a new three year employment agreement, effective March 1, 1998, pursuant to which Mr. Rouhana will continue to serve as the Company's Chairman of the Board and Chief Executive Officer. The employment agreement provides for a minimum annual base salary of $537,500, with annual increases as agreed upon by the Company and Mr. Rouhana. The employment agreement also provides that Mr. Rouhana is eligible for an annual cash bonus, payable at the discretion of the

Compensation Committee, not to exceed 150% of his base salary then in effect. At the time of execution of this employment agreement, Mr. Rouhana was granted: (i) immediately exercisable options to purchase 300,000 shares of Common Stock for $26 per share, the closing sale price of the Common Stock on the day immediately preceding the agreement date; (ii) options to purchase 300,000 shares of Common Stock which vest on January 6, 1999, of which 100,000 are exercisable at a price of $26 per share and 200,000 are exercisable at a price of $39 per share; and
(iii) options to purchase 300,000 shares of Common Stock which vest on January 6, 2000, of which 100,000 are exercisable at a price of $26 per share and 200,000 are exercisable at a price of $52 per share.

         Nathan Kantor became President and Chief Operating Officer of the Company in September 1995, when he entered into a three-year employment agreement with the Company. The employment agreement provides for a minimum annual base salary of $320,000 during the first year, $336,000 during the second year and $352,800 during the third year. The employment agreement allows Mr. Kantor to devote up to 25% of his business time to serve as Chairman of the Board and Chief Executive Officer of Image Telecom, a company involved in the development of information and video servers. In connection with his employment agreement, Mr. Kantor was also granted immediately exercisable options to purchase 350,000 shares of Common Stock for $8.25 per share and additional options to purchase 350,000 shares of Common Stock for $8.25 per share, vesting in three equal annual installments commencing in September 1996. The Company also issued 150,000 restricted shares of Common Stock to Mr. Kantor. In May 1996, the Company agreed to accelerate the vesting of such restricted shares and Mr. Kantor utilized such shares to pay the option exercise price of options to purchase 233,302 shares of Common Stock. Pursuant to the re-load feature of the option agreement governing such options, Mr. Kantor was granted options to purchase an additional 150,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on such date.

         Steven G. Chrust became the Vice Chairman of the Board in January 1995, when he entered into a five-year employment agreement with the Company. The employment agreement, as amended, provides for an annual salary of $325,000 during the first year, $300,000 during the second and third years and $305,000 during the fourth and fifth years. In connection with his employment agreement, the Company granted Mr. Chrust options to purchase 600,000 shares of Common Stock for $8.00 per share, vesting in five equal annual installments commencing in January 1996.

         In April 1998, the Company entered into Executive Severance Agreements (each a "Severance Agreement") with each of the named executive officers and certain other senior officers of the Company and its subsidiaries. The Severance Agreement generally provides that, if during the two years following a Change of Control or potential Change of Control of the Company (each as defined in the Severance Agreement), either (A) the covered executive's employment is terminated by the Company (other than due to the executive's death or Disability or for Cause, as defined in the Severance Agreement) or (B) the covered executive terminates his or her employment with the Company for Good Reason (as defined in the Severance Agreement), then such executive will be entitled to receive certain severance benefits, including a cash severance payment equal to one and one-half times the aggregate of (i) such executive's annual base salary then in effect plus (ii) such executive's average full-year bonus over the prior two years. Additional benefits to which a covered executive would be entitled include continued medical and other insurance benefits for one and one-half years following termination and career outplacement services. As defined in the Severance Agreement, "Change of Control of the Company" generally means that a third party has acquired 35% or more of the Company's voting stock (whether through a stock purchase, exchange, tender offer or merger) or substantially all of the Company's assets. A "potential Change of Control" of the Company would occur if: (w) an agreement is entered into, the consummation of which would result in a Change of Control; (x) a third party makes a public announcement of an intention to take action that, if consummated, would result in a Change of Control of the Company; (y) the Company's Stockholder Rights Plan is triggered; or (z) the Board makes a good faith determination that a potential Change of Control has occurred. The Severance Agreement has an initial term of three years and renews automatically for successive one year terms unless the Company notifies the covered executive within six months prior to the end of the then current term that the Severance Agreement will terminate at the end of such term.

         Effective November 14,1997, Fredric E. von Stange resigned as Executive Vice President, Chief Financial Officer and a director of the Company. In connection therewith, he and the Company entered into a Separation from Employment and Consulting Agreement, terminating his employment agreement then in effect. In consideration for the benefits provided by this agreement, Mr. von Stange waived his rights under such employment agreement, released the Company from any claims he might have against it relating to his employment or the termination thereof and agreed to certain non-competition and other restrictive covenants. Mr. von Stange also agreed to provide consulting services to the Company for a two year period. During such term the Company will pay Mr. von Stange an annual fee equal to his salary at the termination date plus his bonus payment for 1996, payable in equal bi-weekly installments. Such payments will be accelerated in the event of a change in control of the Company. All unvested stock options held by Mr. von Stange at the effective date of the agreement will continue to vest over the term of the agreement and those remaining unvested on the agreement's expiration date will vest at that time. In addition, Mr. von Stange will continue to receive certain insurance and other benefits during the term of this agreement.

Equity Compensation Plans

         In January 1992, the Board adopted the 1992 Equity Plan which was approved by the stockholders of the Company at the Annual Meeting of Stockholders in October 1992. The 1992 Equity Plan originally authorized the granting of awards of up to 1,000,000 shares of Common Stock to the Company's key employees, officers, directors and consultants. In 1996, the 1992 Equity Plan was amended to increase the number of shares of Common Stock available thereunder to 1,500,000. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")),

restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1992 Equity Plan. On January 13th of each calendar year during the term of the 1992 Equity Plan, assuming there are enough shares then available for grant under the 1992 Equity Plan, each person who is then a director of the Company is awarded a stock option to purchase 10,000 shares of the Company's Common Stock at the fair market value thereof (as determined in the accordance with the 1992 Equity Plan), all of which options are immediately exercisable as of the date of grant and have a term of ten years. These are the only awards which may be granted to a director of the Company under the 1992 Equity Plan. As of April 15, 1998, options to purchase 622,507 shares of Common Stock were outstanding under the 1992 Equity Plan and there are 341,508 shares available for future grant under the 1992 Equity Plan.

         In June 1995, the Board adopted the 1995 Equity Plan which was approved by the stockholders of the Company at the Annual Meeting of Stockholders in September 1995. The 1995 Equity Plan originally authorized the granting of awards of up to 1,500,000 shares of Common Stock to the Company's key employees, officers, directors and consultants. In 1996, the 1995 Equity Plan was amended to increase the number of shares of Common Stock available thereunder to 3,500,000. In 1997, the 1995 Equity Plan was amended to increase the number of shares of Common Stock available thereunder to 7,500,000. On March 11, 1998, the Board approved an amendment to the

1995 Equity Plan increasing the number of shares of Common Stock available thereunder by 2,500,000 shares, subject to approval by the Company's stockholders. See "Proposal II." Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Code), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1995 Equity Plan.

         On March 11, 1998, the Board adopted the WinStar Communications, Inc. Qualified Employee Stock Purchase Plan which covers 750,000 shares of Common Stock, subject to approval by the Company's stockholders. See "Proposal III." If approved by stockholders, the Stock Purchase Plan will become effective as of October 1, 1998. At the Meeting, the Company's stockholders will be requested to consider and act upon a proposal to (i) approve the Company's adoption of the Stock Purchase Plan and (ii) in connection therewith, to effect an amendment to the Company's by-laws.

         The Company maintains a 401(k) Employee Savings Plan under which employees of the Company and its subsidiaries may make voluntary contributions through payroll deductions. The Company makes matching contributions, credited as of the date of a payroll deduction, equal to 25% of the first 6% of compensation contributed by an employee. The Company's matching contribution is made by the issuance of Common Stock to such plan for the accounts of participating employees.



         Each of the 1992 and 1995 Equity Plans is administered by the Compensation Committee which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1992 and 1995 Equity Plans. The Stock Purchase Plan will also be administered by the Compensation Committee which will define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan, including the fixing of purchase price discounts and option periods in effect from time to time, and interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan.

Compensation Committee Interlocks and Insider Participation

         The Board's Compensation Committee is composed of Mr. Rouhana, the Company's Chairman and Chief Executive Officer, Mr. Magyar, Mr. vanden Heuvel and Professor Cash. No executive officer of the Company sits on the compensation committee of another entity, one of whose executive officers serves as a director of the Company or on the Company's Compensation Committee, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on the Company's Compensation Committee.

         PROPOSAL II: APPROVAL OF AN AMENDMENT TO THE 1995 PERFORMANCE EQUITY PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UPON EXERCISE
    OF OPTIONS AND OTHER AWARDS GRANTED OR WHICH MAY BE GRANTED THEREUNDER

         In September 1995, the stockholders of the Company approved the 1995 Equity Plan under which an aggregate of 1,500,000 shares of Common Stock were reserved for issuance upon exercise of options and other stock-based awards granted and which may be granted thereunder. In April 1996, the Company amended the 1995 Equity Plan to increase the number of shares available thereunder from 1,500,000 shares to 3,500,000 shares, which increase was approved by the Company's stockholders at the Annual Meeting of Stockholders held on June 27, 1996. In April 1997, the Company amended the 1995 Equity Plan to increase the number of shares available thereunder to 7,500,000 shares, which increase was approved by the Company's stockholders at the Annual Meeting of Stockholders held on June 26, 1997. On March 11, 1998, the Board approved an amendment to the 1995 Equity Plan, pursuant to which the number of shares available for issuance pursuant to grants made under the 1995 Equity Plan was increased, subject to approval by the Company's stockholders and the Meeting, by 2,500,000 shares. As of April 15, 1998, there were outstanding grants under the 1995 Equity Plan of options to purchase an aggregate of approximately 7,383,000 shares of Common Stock, which exceeds by approximately 105,000 shares the total number of shares available for issuance under the 1995 Equity Plan. The effectiveness of options granted under the 1995 Equity Plan which are in excess of the aggregate number available thereunder is subject to approval of this proposal being obtained at the Meeting. No additional option grants will be made under the 1995 Equity Plan unless and until the amendment described herein is approved by the Company's stockholders.



         The Board believes that the proposed increase is necessary to enable the Company to continue to attract, motivate and retain the highly qualified management, executive and other personnel required to support the rapid and accelerated growth of the Company's business. The Company's rapid growth, both internally and by acquisition, is evidenced by, among other things, the increase in the number of employees from 800 to 1,500 in 1997 and to approximately 2,200 as of the date of this Proxy Statement. This rapid growth is expected to continue through 1998. The Board further believes that without the availability of stock options to attract and retain executives, managers and other employees, the Company's ability to maintain such growth and carry out its business plan may be negatively impacted. Additionally, the Board continues to believe that including equity grants as a portion of employee compensation is an effective manner of aligning the interests of employees, including senior executives, with those of the Company's stockholders and thereby motivating employees toward enhancement of share value. See "Compensation Committee Report On Executive Compensation -- Executive Compensation Policies And Objectives."

         If the 1995 Equity Plan, as summarized below under "Summary of the 1995 Equity Plan," is amended as proposed, then, if all the shares reserved thereunder were issued upon the exercise of options and other awards, such shares would be equal to approximately 21% of the total shares that would then be outstanding (assuming no exercise of other outstanding options and convertible securities).

           The Board of Directors recommends voting "FOR" Proposal II.

                         SUMMARY OF THE 1995 EQUITY PLAN

         Administration

         The 1995 Equity Plan (the "Plan") is administered by the Board or, at its discretion, by the Compensation Committee (the "Committee"). The Committee has full authority, subject to the provisions of the Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) other stock-based awards (collectively "Awards"). Subject to the provisions of the Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders" or "Participants"), the specific type of Awards to be granted (e.g., Stock Option, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the "Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, and the determination by the Committee of any questions arising under, either of the Plan, or any rule or regulation established by the Committee pursuant to the Plan, shall be final, conclusive and binding on all persons interested in either Plan. Awards under the Plan are evidenced by agreements between the Company and the Participants.

         Shares Subject to the Plan

         The Plan, as amended, authorizes the granting of Awards whose exercise would allow up to an aggregate of 10 million shares of Common Stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the Plan, the shares of Common Stock authorized by the Plan are subject to adjustment by the Board in the event of a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure, in each case affecting all outstanding share of the Company's Common Stock as a whole. The shares of Common Stock acquirable pursuant to the Awards will be made available, in whole or in part, from authorized and unissued shares of Common Stock. If any Award granted under the Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the Plan.

         Eligibility

         Subject to the provisions of the Plan, Awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company and are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Stock Options may be awarded only to persons who, at the time of such awards, are employees of the Company or its wholly- or majority-owned subsidiaries ("Subsidiaries").

         Types of Awards

         Options. The Plan provides both for "Incentive" stock options ("Incentive Options") as defined in Section 422 of the Code, and for options not qualifying as Incentive Options ("Non-qualified Options"), both of which may be granted with any other stock based award under the Plan. The Committee will determine the exercise price per share of Common Stock purchasable under an Incentive or Non-qualified Option (collectively "Options"). The exercise price of an Option may not be less than 100% of the fair market value on the last trading day before the date of grant (or, in the case of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). An Incentive Option may only be granted within a 10-year period from the date the Plan was adopted and approved and may only be exercised within 10 years of the date of the grant (or within 5 years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). Subject to any limitations or conditions the Committee may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, in cash or in the discretion of the Committee, in securities of the Company, or any combination thereof.

         Options granted under the Plan are generally exercisable only by the Holder during his or her lifetime. The Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution, except that the Committee may in its sole discretion allow a Non-qualified Option granted under the Plan to be transferable, subject to compliance with applicable securities laws.

         Generally, if the Holder is an employee, no Incentive Option, or any portion thereof, granted under the Plan may be exercised by the Holder unless he or she is employed by the Company or a

Subsidiary at the time of the exercise and has been so employed continuously from the time the Incentive Option was granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her Incentive Option for a period of one year (or such other lesser period as the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Incentive Option, whichever period if shorter. Similarly, should a Holder die while in the employment of the Company or a Subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's Incentive Option for a period of one year from death (or such other greater or lesser period as the Committee specifies at the time of grant) or until the expiration of the stated term of the Incentive Option, whichever is shorter. Further, if the Holder's employment is terminated without cause or due to normal retirement (upon attaining the age of 65), then the portion of any Incentive Option which has vested by the date of such retirement may be exercised for the lesser of three months after retirement or the balance of the Incentive Option's term. The Committee is afforded more flexibility with respect to the terms of Non-qualified Options, since such options are not subject to Code requirements.

         Other. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Option granted under the Plan, or may grant SARs on a free-standing basis. In conjunction with Nonqualified Options, SARs may be granted either at or after the time of the grant of such Nonqualified Options. In conjunction with Incentive Options, SARs may be granted only at the time of the grant of such Incentive Options. An SAR entitles the Holder thereof to receive an amount (payable in cash and/or Common Stock as determined by the Committee) equal to the excess fair market value of one share of Common Stock over the SAR price or the exercise price of the related Option, multiplied by the number of shares subject to the SAR. Additionally, the Committee may award shares of Restricted Stock, Deferred Stock and other stock-based awards either alone or in addition to, or in tandem with, other Awards granted under the Plan.

         Stock Reload Options. The Committee may grant Stock Reload Options in conjunction with any Option granted under the Plan. In conjunction with Incentive Options, Stock Reload Options may be granted only at the time of the grant of such Incentive Option. In conjunction with Non-qualified Options, Stock Reload Options may be granted either at or after the time of the grant of such Non-qualified Options. A Stock Reload Option permits a Holder who exercises an Option by delivering already owned stock (i.e., the stock-for-stock method), to receive back from the Company a new Option (at the current market price) for the same number of shares delivered to exercise the Option.

         Acceleration of Award Vesting. Generally, under the Plan, if (i) any person or entity other than the Company and/or any director, officer or principal stockholder of the Company as of the date the Plan was adopted acquires securities of the Company (in one or more transactions) representing certain specified percentages or more of the total voting power of all the Company's securities then outstanding and (ii) the Board does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other awards granted and outstanding under the Plan will be accelerated and all such Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all shares of Common Stock subject to such Options and awards on the terms set forth in the Plan and the respective agreements respecting such Options and awards.

         Withholding Taxes

         Upon the exercise of any Award granted under the Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the Plan and at the discretion of the Committee, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

         Term and Amendments

         Unless terminated by the Committee, the Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Plan are no longer outstanding. The Committee may at any time, and from time to time, amend the Plan, except that no amendment may be made which would impair the rights of any Holder of an existing Option or other Award without such Holder's consent.

         Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of participation in the Plan is only a summary of the general rules applicable to the grant and exercise of Options and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.


         Incentive Options. The Participant will recognize no taxable income upon the grant or exercise of an Incentive Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant.

         If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

         Nonqualified Options. With respect to Non-qualified Options (i) upon grant of the option, the Participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

         If the shares acquired upon exercise of a Non-qualified Option are subject to a substantial risk of forfeiture, the Participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Participant timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

         Stock Appreciation Rights. Upon the grant of a SAR, the Participant recognizes no taxable income and the Company receives no deduction. The Participant recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

                   PROPOSAL III: APPROVAL OF THE ADOPTION OF
                       THE WINSTAR COMMUNICATIONS, INC.
                    QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                AND RELATED AMENDMENT TO THE COMPANY'S BY-LAWS

         At the annual meeting, the Company's stockholders will be requested to consider and act upon a proposal to (i) approve the Company's adoption of the WinStar Communications, Inc. Qualified Employee Stock Purchase Plan and (ii) in connection therewith, to effect an amendment to the Company's by-laws. On March 11, 1998, the Board adopted the Stock Purchase Plan which covers 750,000 shares of Common Stock, subject to approval by the Company's stockholders. If approved by stockholders, the Stock Purchase Plan will become effective as early as October 1, 1998.

         The Stock Purchase Plan provides, among other things, that the Compensation Committee which administers such plan may permit employees and certain officers of the Company to acquire shares of Common Stock at a discount of up to 15% below the then current market price of the Common Stock. Such offers to purchase shares pursuant to the Stock Purchase Plan at a discount could, pursuant to the Company's by-laws, be deemed to be options to purchase Common Stock for less than current fair market value.

         Section 6(b) of Article II of the Company's by-laws provides, in part, that "the Board, standing alone, or through the compensation committee, shall not grant any stock options to any officers, employees or directors of the company after August 5, 1996 and prior to August 5, 1999 which are exercisable at a price below the closing public trading price of the stock of the Company on the trading day immediately preceding the date the corporation first agrees to make such options available." Therefore, the Company's stockholders are being requested, in connection with their approval of the Stock Purchase Plan, to effect an amendment to the foregoing provision of the

Company's by-laws solely for the purpose of approving the Stock Purchase Plan. Upon approval of such amendment, the bylaw provision quoted above shall read "the Board, standing alone, or through the Compensation Committee, shall not, except pursuant to and in accordance with the WinStar Communications, Inc. Qualified Employee Stock Purchase Plan, grant any stock options to any officers, employees or directors of the company after August 5, 1996 and prior to August

5, 1999 which are exercisable at a price below the closing public trading price of the stock of the Company on the trading day immediately preceding the date the corporation first agrees to make such options available." The foregoing provision of the Company's by-laws will continue in effect and be unmodified for all other purposes.

         The Stock Purchase Plan, and the related bylaw amendment, will become effective immediately upon approval by the Company's stockholders. The purpose of the Stock Purchase Plan is to enhance the proprietary interest among the employees of the Company and its participating subsidiaries through ownership of Common Stock of the Company, thereby stimulating their personal and active interest in its growth and prosperity.

Set forth below is a summary of certain important features of the Stock Purchase Plan, which summary is qualified in its entirety by reference to the complete text of the plan attached as Exhibit A to this Proxy Statement.

          The Board of Directors Recommends voting "FOR" Proposal III

                      SUMMARY OF THE STOCK PURCHASE PLAN

         Administration

         The Stock Purchase Plan will be administered by the Compensation Committee of the Board. Among other things, the Compensation Committee will have full discretionary authority to define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Stock Purchase Plan, and to interpret, administer and construe the Stock Purchase Plan and make all other determinations necessary or advisable for the administration of the Stock Purchase Plan. The Committee may, consistent with the requirements of the Stock Purchase Plan, designate an administrator to perform certain day-to-day administration of the Plan, and to maintain records of the Stock Purchase Plan. Except as otherwise expressly provided in the Stock Purchase Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Stock Purchase Plan, any participation thereunder, or any participation agreement or certificate relating thereto, will be in the sole discretion of the Committee, may be made at any time, and will be final, conclusive, and binding.

         Eligibility

         Each employee who is regularly scheduled to work for the Company or a participating subsidiary of the Company for at least 20 hours each week and at least five months each calendar year shall be eligible to participate in and will be offered the opportunity to purchase Common Stock under the Stock Purchase Plan as of the later of 90 days following the employee's last date of hire and October 1, 1998, the effective date of the Stock Purchase Plan. Notwithstanding the foregoing, the Committee may (but need not) in its sole discretion exclude from participation in the Stock Purchase Plan any eligible employee who as of the date of determination, is or during any portion of the preceding six months was, a "reporting person" within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC thereunder; provided that such reporting person is a "highly compensated employee" as defined in Section 414(q) of the Code. In addition, no eligible employee may participate in the Stock Purchase Plan if (i) immediately after the grant such employee would own shares and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company or (ii) the option would enable the eligible employee to purchase under all qualified employee stock purchase plans of the Company and its subsidiaries, in any one year, more than $25,000 of the Company's stock (based on the fair market value of the shares determined at the time such option is granted) subject to certain accumulation rules contained in the Code.

         Plan Features

         Under the Stock Purchase Plan, the Company may make offerings ("Offerings") of up to 750,000 shares of its common stock to eligible employees who elect to participate in the Stock Purchase Plan ("Participating Employees"). The Company may make one or more Offerings in any calendar year pursuant to which Participating Employees will be granted upon each offering date determined by the Committee (each a "Date of Grant") the option ("Options") to purchase shares of Common Stock (the date of purchase being the "Exercise Date") for a price (the "Exercise Price") determined from time to time by the Compensation Committee. The Exercise Price will in no event be less than the lesser of 85% of the Fair Market Value of a share of Common Stock on the Date of Grant or on the Exercise Date. Each Participating Employee will be offered Options to purchase such shares in amounts up to a maximum of between one and 15 percent, as determined by the Compensation Committee, of such Participating Employee's annual compensation (as determined under the Stock Purchase Plan). The Date of Grant and Exercise Date of any Options (which may be the same) will also be determined by the Committee in its sole discretion.

         Payment for such shares of Common Stock purchased under the Stock Purchase Plan will be made by payroll deductions during a period preceding the Exercise Date to be fixed from time to time by the Compensation Committee. All payroll deductions may be used by the Company for general corporate purposes. Unless a Participating Employee cancels his or her election to participate in the Stock Purchase Plan, such employee's participation, through payroll deductions, will continue and shares of Common Stock will be purchased under the Stock Purchase Plan on such employee's behalf. A Participating Employee will have none of the rights or privileges of a stockholder of the Company until the full purchase price of such Participating Employee's shares has been paid and such Participating Employee has been issued such shares of Common Stock.

         The number of shares authorized for issuance under the Stock Purchase Plan, the number of shares subscribed for and the purchase price per share are subject to adjustment in the event of a common stock dividend on the Common Stock, a common stock split or combination of shares of Common Stock, a recapitalization or other change in the Company's capitalization, in each case affecting all outstanding shares of Common Stock as a whole. The Committee may impose restrictions on the transferability of shares of Common Stock acquired pursuant to the Stock Purchase Plan, and such restrictions, if any, would apply uniformly to all Participating Employees with respect to each Offering. Generally, no right under the Stock Purchase Plan will be assignable, alienable, saleable, or transferable by a Participating Employee. In addition thereto, no employee purchasing shares under the Stock Purchase Plan may resell such shares for a period of 90 days following such purchase.

         Amendment and Termination

         The Committee may, from time to time, alter, amend, suspend or discontinue the Stock Purchase Plan for the purpose of meeting any changes in legal requirements or for any other purpose permitted by law; provided, however, that, except for any adjustment authorized under the Stock Purchase Plan, the maximum number of shares that may be offered under the Stock Purchase Plan may not be increased, without appropriate stockholder approval. Under its terms, the Stock Purchase Plan will terminate if its adoption and the related bylaw amendment are not approved by the holders of at least a majority of the outstanding shares of Voting Stock of the Company not later than September 30, 1998.

         Federal Income Tax Consequences

         The following discussion addresses only the general federal income tax consequences of the Stock Purchase Plan. It does not address the impact of state and local taxes, the federal alternative minimum tax, and securities laws restrictions, and is not intended as tax advice to participants in the Stock Purchase Plan, who should consult their own tax advisors.

         The Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Accordingly, income will not result to an employee who elects to participate when the option is granted or when it is exercised and the shares purchased are issued to him. If an employee disposes of such shares more than two years from the date on which he is granted the option to purchase shares under the Stock Purchase Plan and more than one year after the issuance of the shares to him, or if the employee dies (which ever occurs first), and the option price on the date of grant was equal to or greater than 85% and less than 100% of the fair market value of the stock, the employee will be required to include in income, as compensation for the year in which such disposition or death occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the option price or (ii) the excess of the fair market value of such shares at the time the option was granted over the option price. The employee's basis in those shares in his hands at the time of such a disposition will be his purchase price for the shares increased by the amount so includable in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be short or long-term capital gain or loss depending upon the holding period for such shares. In such event, the Company will not be entitled to any deduction from income.


         If any employee disposes of the shares purchased under the Stock Purchase Plan within two years of the date of grant of the option or one year from the date of issuance of the shares to him, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the difference between the fair market value of the shares on the date of exercise of the option and the exercise price of the option. The employee's basis in such shares at the time of disposition will be increased by the amount includable in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the capital gain holding period for such shares. Generally, the holding period for such shares begins on the date the shares are purchased. In the event of a disposition prior to the expiration of the two- or one-year statutory period, the Company will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition. To the extent this compensation is subject to income tax withholding, Social Security taxes and other employment taxes, the Company will make such provision as it deems appropriate for the withholding or other payment of such taxes.

         Employees will not be entitled to any deduction from income for payroll deductions authorized under the Stock Purchase Plan. Cash dividends paid on shares held under the Plan will be taxable to the employee for income tax purposes.

         The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Accordingly, the foregoing outline is intended to summarize only certain major federal income tax rules concerning employee stock purchase plans, and should not be construed as specific tax advice.

                             INDEPENDENT AUDITORS

         Grant Thornton LLP served as the Company's independent certified public accountants for the year ended December 31, 1997. The Board has selected Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998. A representative of Grant Thornton LLP will have the opportunity to address the stockholders if he so desires and is expected to be present at the Meeting. The representative will be available to answer appropriate questions from stockholders.

                          1998 STOCKHOLDER PROPOSALS

         In order for stockholder proposals for the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in New York, New York by January [8], 1999. A stockholder must have been a registered or beneficial owner of at least 1% of the Company's outstanding stock or stock with a market value of at least $1,000 for at least one year prior to submitting the proposal, and the stockholder must continue to own such stock through the date on which the 1999 Annual Meeting of Stockholders is held.

                                 OTHER MATTERS

         The Board knows of no matter which will be presented for consideration at the Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                            SOLICITATION OF PROXIES

         The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and may reimburse them for reasonable expenses related thereto. Additional solicitation of proxies may be made by an independent proxy solicitation firm or other entity possessing the facilities to engage in such solicitation. If any independent entity is used for such solicitation, the Company will be required to pay such firm reasonable fees and reimburse expenses incurred by such firm in the rendering of such solicitation services.


                                                 Timothy R. Graham
                                                 Secretary

New York, New York
May [8], 1998

                                                                       Exhibit A


                          WINSTAR COMMUNICATIONS, INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                            -------------------------


                             ARTICLE I: BACKGROUND

1.1  Establishment of the Plan

WinStar Communications, Inc. (the "Corporation") hereby establishes a stock purchase plan, effective on the Effective Date (as defined herein), to be known as the "WINSTAR COMMUNICATIONS, INC. QUALIFIED EMPLOYEE STOCK PURCHASE PLAN" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. The Plan shall not be construed as constituting an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

1.2  Applicability of the Plan

The provisions of this Plan are applicable only to certain individuals who are Employees, as defined in the Plan.

1.3  Purpose of the Plan

The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating Subsidiaries through ownership of Common Stock of the Corporation.

                            ARTICLE II: DEFINITIONS

Whenever capitalized in this document, the following terms shall have the respective meanings set forth below. Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

2.1  Administrator

Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

2.2  Board

Board shall mean the Board of Directors of the Corporation.

2.3  Code

Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations thereunder.

2.4  Committee

Committee shall mean the Compensation Committee of the Board or any other committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

2.5  Common Stock

Common Stock shall mean Common Stock, $.01 par value per share, of the Corporation.

2.6  Compensation

Compensation shall mean, for any Participant, for any period, the Participant's total salary, wages, commissions, and bonuses to be paid to the Participant for the respective period. Compensation shall be determined before giving effect to any salary reduction amounts contributed pursuant to a Participant's election under a plan maintained by an Employer under Code
Section 401(k) or under Code Sections 125 or 129.

2.7  Corporation

Corporation shall mean WinStar Communications, Inc. or any successor thereto.

2.8  Date of Grant

Date of Grant shall mean the first day of each Option Period, or the last day of each Participation Cycle, as determined by the Committee.

2.9  Effective Date

Effective Date shall mean October 1, 1998, or such later date as shall be established by the Committee.

2.10  Employee

Employee shall mean a person employed by an Employer who is classified by the Employer as an employee (and not as an independent contractor no matter how characterized by a court or administrative agency).


2.11  Employer

Employer shall mean the Corporation and each Subsidiary other than a Subsidiary designated by the Committee as not being an Employer for purposes of the Plan.

2.12  Exercise Date

Exercise Date shall mean the last day of each Option Period or Participation Cycle, as determined by the Committee, but in no event later than the last date permitted under Code Section 423(b)(7).

2.13  Fair Market Value

Fair Market Value, as of any given date, shall mean, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder:
(i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the relevant date or, in the absence of a sale on such date, the last trading day preceding such relevant date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the relevant date or, in the absence of a sale on such date, the last trading day preceding such relevant date, for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause
(i) or (ii) above, such price as the Committee shall determine, in good faith.

2.14  Option

Option shall mean a right to purchase Common Stock under the Plan granted by the Committee in accordance with Section 5.1.

2.15  Option Period

Option Period shall mean the period of time between the Date of Grant and the Exercise Date.

2.16  Option Price

Option Price shall mean the purchase price per share of Common Stock determined under Section 5.2.

2.17  Participant

Participant shall mean any Employee who has elected to participate in the Plan under Section 3.2 and who has an account balance under the Plan.


2.18  Participation Cycle

Participation Cycle shall mean the period of time between Exercise Dates, if the Date of Grant and Exercise Date are the same.

2.19  Plan

Plan shall mean the WinStar Communications, Inc. Qualified Employee Stock Purchase Plan, as amended and in effect from time to time.

2.20  Request Form

Request Form shall mean an Employee's authorization form, specifying the Employee's payroll deduction percentage in accordance with Section 6.2, and containing such terms and provisions as may be required by the Administrator.

2.21  Subsidiary

Subsidiary shall mean any present or future Corporation which is a "subsidiary corporation" of the Corporation as defined in Code Section 424.

                  ARTICLE III: ELIGIBILITY AND PARTICIPATION

3.1  Eligibility

Each Employee who is regularly scheduled to work for an Employer at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

         (a) the next Option Period or Participation Cycle commencing after 90 days following the Employee's last date of hire by an Employer; or

         (b)      the Effective Date.

Notwithstanding the foregoing: (i) the Committee may (but need not), in its sole discretion, exclude from participation in the Plan any group of Employees who are highly compensated employees within the meaning or Code Section 414(q), including, without limitation, any Employee who as of the date of determination is, or during any portion of the preceding six months was, a "reporting person" within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) no Employee shall participate in the Plan with respect to any Option grant if, immediately after the Option grant, the Employee would own stock, and/or hold outstanding options or rights to purchase stock (whether under the Plan or otherwise), possessing 5 percent or more of the total combined voting power or value of all classes of outstanding stock of the Corporation or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee.


3.2  Initial Participation

An Employee eligible to participate in the Plan under Section 3.1 may submit a Request Form to the Administrator for an Option Period or Participation Cycle. The Request Form shall authorize a regular after-tax payroll deduction from the Employee's Compensation for such Option Period or Participation Cycle. The authorization set forth in such Request Form shall continue in effect indefinitely, but subject to modification or discontinuance at a later date, in accordance with Sections Article VI. The Committee may (but need not), in its sole discretion, elect to allow Participants to participate by submitting payment in other forms such as lump sum cash payments.

                          ARTICLE IV: STOCK AVAILABLE

4.1  In General

Subject to adjustment in accordance with Sections 4.2 and 4.3, an aggregate of 750,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares, shares issued and held by the Corporation as treasury stock or may be shares issued and subsequently acquired by the Corporation, as may be determined from time to time by the Committee. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or in part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Exercise Date exceeds the maximum number of shares available for the Option Period, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash credited to Participants' accounts shall be distributed to the Participants as soon as practicable.

4.2  Adjustment in Event of Changes in Capitalization

In the event of a common stock dividend on the Common Stock, a common stock split or combination of shares of Common Stock, recapitalization or other change in the Corporation's capitalization, in each case affecting all outstanding shares of Common Stock as a whole, an appropriate and proportionate adjustment may, to the extent it deems appropriate, be made by the Committee in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1. Any adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option Price per share.

4.3  Dissolution, Liquidation, Merger or Similar Transaction

Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or upon sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive, at the next Exercise Date upon the exercise of such Option, for each share of Common Stock for which such Option is exercisable, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction.

                         ARTICLE V: OPTION PROVISIONS

5.1  Options

The Committee may grant Options to eligible Employees during the term of the Plan. The number, Date of Grant and Exercise Date of any Options shall be determined by the Committee in its sole discretion. The Option Period or Participation Cycle need not be the same for each grant and more than one Option may commence or terminate on the same date if the Committee so provides. The Committee may at any time suspend or accelerate an Option if required by law or deemed by the Committee to be in the best interests of the Corporation, including in the event of a change in ownership or control of the Corporation.

5.2  Option Price

The Option Price of a share of Common Stock purchased for a Participant pursuant to the exercise of an Option for any Option Period or Participation Cycle shall be set by the Committee from time to time but shall be no less than the lesser of:

               (a) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Date of Grant; or

               (b) eighty-five percent of the Fair Market Value of a share of Common Stock on the Exercise Date.

5.3  Calendar Year $25,000 Limit

Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee's rights to purchase Common Stock under the Plan (and any other qualified employee stock purchase plan, within the meaning of Code Section 423, of the Corporation and its Subsidiaries to accrue, collectively, "Other ESPPs") at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section 5.3, Fair Market Value shall be determined as of the Date of Grant.

                      ARTICLE VI: PURCHASING COMMON STOCK


6.1  Participant's Account

The Administrator shall establish a book account in the name of each Participant. A Participant's payroll deductions and dividends on the Common Stock, if any, credited to his or her account, as discussed in Section 6.2 below, shall be credited to the Participant's account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

Until the exercise of an Option pursuant to Section 6.5 below, all Participant funds received or held by the Corporation under the Plan shall be held by the Corporation for the credit of the Participant as part of the Corporation's general funds and may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets with respect to the Plan. All funds received by the Corporation as consideration for purchases of Common Stock hereunder may be used by the Corporation for any corporate purpose including, without limitation, to make investments in, acquire, make loans to, or otherwise enter into business arrangements with, companies which are not involved in the telecommunications business, including without limitation, WinStar New Media Company, Inc. and its subsidiaries which acquire, produce and distribute information and entertainment content.

6.2  Payroll Deductions

                  (a)  Payroll Deductions

                  Subject to Section 5.3, by submitting a Request Form before the beginning of any month in which an Option Period or Participation Cycle begins and in accordance with rules adopted by the Committee, an Employee eligible to participate in the Plan under Section 3.1 may, initially in accordance with Section 3.2, or thereafter authorize an after-tax payroll deduction to purchase Common Stock under the Plan for such Option Period or Participation Cycle. The payroll deduction shall be in any whole percentage from 1 to 15 percent of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction, however, shall be at least ten dollars ($10.00) each payroll period.

                  (b)  Duration

                  A Participant's Request Form submitted under Section 3.2 or 6.2(a) shall remain effective until modified or discontinued under Section 6.3 or such Participant is no longer eligible to participate in the Plan pursuant to the terms hereof or until the Plan is terminated.

                  (c)  Suspension of Participation Following Hardship
                       Distribution


                  No Participant shall make any elective contribution or employee contribution to this Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) for a period of 12 months after the Participant's receipt of a hardship distribution from a plan of the Employer or a party that is aggregated with the Employer under Code Section 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Code Section 401(k).

6.3  Deduction Modifications and Discontinuance

A Participant may not increase his or her payroll deduction under Section 6.2 during an Option Period or Participation Cycle. A Participant may increase his or her payroll deductions for future Option Periods or Participation Cycles, effective as of the first payroll period of any month by filing a new Request Form in accordance with and subject to such advance notice requirements and other rules and procedures as may be established from time to time by the Committee hereunder.

A Participant may decrease or completely discontinue his or her payroll deductions at any time by filing a new Request Form with the Administrator. This decrease or discontinuance shall be effective on the first payroll period of any month after receipt of the Request Form by the Administrator in accordance with and subject to such advance notice requirements and other rules and procedures as may be established from time to time by the Committee hereunder. Any modification or discontinuance under this Section 6.3 shall be deemed a revocation of any and all prior Request Forms filed by the Participant.

6.4  Transfer to Ineligible Status

If a Participant becomes employed by a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer customarily scheduled to work at least 20 hours each week and at least five months each calendar year, the Participant shall cease to be eligible for payroll deductions pursuant to Section 3.2 or 6.2(a). The cash standing to the credit of the Participant's account shall become subject to the provisions of Section 7.1.

If the Participant again becomes an Employee of an Employer and is customarily scheduled to work at least 20 hours each week and at least five months each calendar year, the Participant shall not be eligible to participate in the Plan until he or she has filed a new Request Form in accordance with the Plan and the rules and procedures established from time to time by the Committee hereunder.

6.5  Automatic Exercise

Unless the cash credited to a Participant's account is withdrawn or distributed as provided in ARTICLE VII, his or her Option shall be deemed to have been exercised automatically on the Exercise Date for the purchase of the number of full shares of Common Stock which the cash credited to his or her account at that time will purchase at the Option Price.


Fractional shares of Common Stock shall not be issued or purchased under the Plan. Any accumulated cash balances which would have been used to purchase fractional shares shall be held in the Participant's account for application in the next Option Period or Participation Cycle if a valid Request Form is in effect for such Option Period or Participation Cycle or otherwise distributed to the Participant without interest as soon as practicable.

The Committee, in its sole discretion, may determine that, upon exercise of Options, shares of Common Stock shall be delivered by the Corporation by (i) issuing and delivering to the Participant a certificate for the number of shares of Common Stock purchased by the Participant on an Exercise Date or (ii) issuing and delivering a certificate or certificates or other evidence of ownership of the number of shares of Common Sock purchased by all Participants on an Exercise Date, as determined by the Committee, to a brokerage firm selected by the Committee from time to time which is a member of the National Association of Securities Dealers (the "Selected Brokerage Firm"). Any such shares so delivered to the Selected Brokerage Firm shall be maintained by such firm in a separate brokerage account for each Participant. The issuance and delivery of shares hereunder shall occur monthly or at such other intervals as the Committee may determine, consistent with the requirements of the Code.

6.6  Listing, Registration and Qualification of Shares

The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares of such Common Stock upon any securities exchange or under any federal or state law, as determined by the Committee in its sole discretion, or the obtaining of the consent or approval of any governmental body which the Committee deems necessary or desirable for the issuance or purchase of the shares covered.

                  ARTICLE VII: WITHDRAWALS AND DISTRIBUTIONS

7.1  Discontinuance of Deductions and Transfer to Ineligible Status

In the event of a Participant's complete discontinuance of payroll deductions under Section 6.3 for any reason (including termination of the Participant's employment by the Employer for any reason, leave of absence or other ineligibility of such Participant), the cash balance then standing to the credit of the Participant's account, if any, shall be returned to the Participant, in cash, without interest, as soon as practicable.

7.2  Designation of Beneficiary

A Participant shall designate his or her beneficiary in the event of the Participant's death, on his or her Request Form. This designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator received prior to the participants death. In the event of the death of the Participant in the absence of a validly designated beneficiary under the Plan who is living at the time of the Participant's death, the estate of the Participant shall be deemed the Participant's beneficiary.

7.3  Registration of Certificates; Restrictions on Transfer

The Common Stock certificates or other evidence of shares, when withdrawn or distributed under this ARTICLE VII or Section 6.5, shall be registered only in the name of the Participant (or beneficiary, if applicable) or, if so specified in timely written instructions to the Administrator, in the name of the Participant (or beneficiary, if applicable) and any other person as joint tenants with right of survivorship. The Committee may permit a Participant who is a resident of a jurisdiction which does not recognize such joint tenancy to have such certificates or other evidence of shares registered in the Participant's name as tenant in common with a member of such Participant's immediate family, without right of survivorship. No other names may be included in the Common Stock registration.

Each Common Stock certificate distributed under the Plan shall bear a legend prohibiting any transfer by the Participant (or joint or common tenant or beneficiary or estate of any of them, as applicable) of any share of Common Stock represented by such certificate during the 90 day period following the Exercise Date as of which such share was purchased, other than by will or by the laws of descent and distribution. The restrictions and limitations on the sale of Common Stock imposed under this Section 7.3 shall apply equally to any shares of Common Stock delivered to the Selected Brokerage Firm pursuant to
Section 6.5, whether or not such shares are represented by a certificate.

         ARTICLE VIII: ADMINISTRATION; AMENDMENT, TERM AND TERMINATION

8.1  Administration

The Plan shall be administered by the Committee, which shall have plenary authority, in its sole discretion, to:

              (a) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and

              (b) interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.

The interpretation by the Committee of the terms and conditions of the Plan, and its administration of the Plan and all action take by the Committee hereunder, shall be final, binding and conclusive on the Corporation, its stockholders, Subsidiaries, all Participants and Employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them or otherwise under the Plan.

8.2  Amendment

The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

                  (a) affect any right or obligation with respect to any grant previously made, unless required by law, including for continued satisfaction of the requirements of the Code, or

                  (b) unless previously approved by the stockholders of the Corporation, if such approval is necessary to satisfy federal securities laws, the Code, or the rules of any stock exchange on which the Corporation's Common Stock is listed --

                                 (1)    in any manner materially affect the
                                        eligibility requirements set forth in
                                        Sections 3.1, or change the definition
                                        of Employer as set forth in Section
                                        2.11, or

                                 (2)    increase the aggregate number of
                                        shares of Common Stock issuable upon
                                        the exercise of Options or other
                                        grants under the Plan (except as
                                        provided in Sections 4.2 and 4.3), or

                                 (3)    materially increase the benefits to
                                        Participants under the Plan.

8.3  Termination

The Committee may suspend or terminate the Plan at any time in its sole and absolute discretion. The Plan shall be suspended or terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1. Upon suspension or termination of the Plan, the Administrator shall give notice thereof to all Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' accounts shall be distributed promptly, without interest.

8.4  Term of Plan

Unless previously terminated pursuant to Section 8.3, the Plan shall terminate on and no grants shall be made after, the date on which all shares authorized for issuance under the Plan have been issued hereunder or on the 10th anniversary of the Effective Date, whichever occurs first. Notwithstanding the foregoing, the Plan will terminate and will not become effective if it is not approved by the Corporation's stockholders in accordance with Section 9.1.

                           ARTICLE IX: MISCELLANEOUS

9.1  Stockholder Approval

The Plan shall be submitted for approval and ratification by the stockholders of the Corporation, as required by Treasury regulation Section 1.423-2(c), not later than September 30, 1998.

9.2  No Employment Rights

Neither the establishment of the Plan, nor the grant of any Options thereunder or the exercise thereof, shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any employee or otherwise modify the employment relationship at any time.

9.3  Tax Withholding

The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be required.

9.4  Rights Not Transferable

Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime (or his or her beneficiary or estate, if applicable). Except as set forth in the preceding sentence, no interest of the Participant under the Plan may be assigned, transferred, pledged, mortgaged or otherwise alienated or anticipated, nor shall any such interest be subject to garnishment, attachment, execution or levy or any kind or any other legal process, whether by virtue of bankruptcy, insolvency or other operation of law, prior to delivery of shares of Common Stock to the Participant or the Selected Brokerage Firm.

9.5  No Repurchase of Stock by Corporation

The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

9.6  Governing Law

The Plan shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws of such State or of any other jurisdiction) except to the extent such laws are preempted by the laws of the United States.

9.7  Indemnification

With respect to liabilities arising under or relating to the Plan, the Corporation shall indemnify each member of the Board and the Committee and each other officer or employee of the Corporation, including the Administrator, to whom any duty or power relating to the Plan may be allocated or delegated, in each case to the fullest extent permitted by the law and the Corporation's Certificate of Incorporation and Bylaws.

9.8  Administrative Costs

The Corporation shall pay all administrative expenses associated with the operation of the Plan including expenses of issuance and sale of shares, but excluding brokerage commissions on the sale of shares.

                                  * * * * * * *

                     WINSTAR COMMUNICATIONS, INC. - PROXY
                       Solicited by the Board of Directors
                for Annual Meeting to be held on June 10, 1997

PROXY

   The undersigned Stockholder(s) of WINSTAR COMMUNICATIONS, INC., a Delaware corporation ("Company"), hereby appoints Timothy R. Graham and William J. Rouhana, Jr., or either of them, with full power of substitution and power to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 10, 1997 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

   1.  Election of the following Directors: Steven G. Chrust and James I. Cash

                      FOR  |_|         WITHHELD  |_|

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the

   space                                   provided)
        ----------------------------------------------------------------------

   2.  Approval of the amendment to the Company's 1995 Performance Equity Plan:

                     FOR  |_|         AGAINST  |_|         WITHHELD  |_|

   3. Approval of the WinStar Communications, Inc. Qualified Employee Stock Purchase Plan and related amendment to the Company's Bylaws:

                     FOR  |_|         AGAINST  |_|         WITHHELD  |_|

   4. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

/ /    Please check here if you plan to attend the Annual Meeting.

                    Date

                    ---------------------------------------------,1998

                    --------------------------------------------------
                                    Name of Stockholder

                    --------------------------------------------------
                                           Signature

                    --------------------------------------------------

                                  Signature if held jointly

                    Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.